As filed with the Securities and Exchange Commission on June 26, 1996.
                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

       -----------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
       -----------------------------------------------------------------

                            VIDEO SENTRY CORPORATION
               (Exact name of issuer as specified in its charter)

           MINNESOTA                                      41-1679157
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                6365 CARLSON DRIVE, EDEN PRAIRIE, MINNESOTA 55346
          (Address of principal executive offices, including Zip Code)

                            VIDEO SENTRY CORPORATION
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

           ANDREW L. BENSON                                  Copy to:
              PRESIDENT                                TREVOR V. GUNDERSON
       VIDEO SENTRY CORPORATION                        WINTHROP & WEINSTINE
          6365 CARLSON DRIVE                          3000 DAIN BOSWORTH PLAZA
     EDEN PRAIRIE, MINNESOTA 55346                     60 SOUTH SIXTH STREET
(Name and address of agent for service)            MINNEAPOLIS, MINNESOTA 55402
                                                          (612) 347-0700

                                 (612) 934-9900
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                         PROPOSED             PROPOSED
        TITLE OF                                         MAXIMUM              MAXIMUM
       SECURITIES                  AMOUNT                OFFERING            AGGREGATE             AMOUNT OF
          TO BE                    TO BE                  PRICE               OFFERING            REGISTRATION
       REGISTERED                REGISTERED           PER SHARE (1)          PRICE (1)                FEE
- -------------------------------------------------------------------------------------------------------------------
      Common Stock,            100,000 shares             $6.625              $662,500                $229
      $.01 par value
- -------------------------------------------------------------------------------------------------------------------
(1)    Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the quotations for such Common Stock on June 21, 1996, as reported on the NASDAQ Small-Cap Market.
===================================================================================================================



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

      a. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 which contains audited financial statements for the year ended December 31, 1995 and Form 10-KSB/A amending such Annual Report.

      b. The Company's Proxy Statement dated June 4, 1996.

      c. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

      d. All other reports filed by the Company with the Securities and Exchange Commission since December 31, 1995, pursuant to Sections 13 or 15(d) of the Exchange Act.

      e. Description of the Company's Securities, contained in the Company's Registration Statement on Form SB-2 (Registration No. 33-83786C), as incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-24820), filed with the Securities and Exchange Commission.

      f. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.


ITEM 4.  DESCRIPTION OF SECURITIES.

      The common stock, $.01 par value, (the "Common Stock") of the Company offered pursuant to this registration statement is registered under Section 12(g) of the Securities Exchange Act of 1934. The description of the Company's Common Stock is incorporated by reference pursuant to Item 3.e. above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

      Article VI of the Bylaws of the Company provides that the directors, officers, committee members, of the Company and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Statutes.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.



ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION                                                    PAGE

5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

23.1     Consent of Ernst & Young LLP......................................

23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1].

24.1     Powers of Attorney [included as part of signature page].

99.1     Video Sentry Corporation 1995 Employee Stock Purchase Plan........

ITEM 9.  UNDERTAKINGS.

(A)   RULE 415 OFFERING.

      The undersigned small business issuer will:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(B)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(H) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on June 14, 1996.


                            VIDEO SENTRY CORPORATION



                             By /s/ Andrew L. Benson
                                Andrew L. Benson
                                President





                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Andrew L. Benson and Ronald R. McClurg, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                  DATE


 /s/ Andrew L. Benson          President and Director (Principal   June 14, 1996
- ----------------------------   Executive Officer)
Andrew L. Benson


 /s/ Robert D. Furst           Director                            June 14, 1996
- ----------------------------
Robert D. Furst


 /s/ Dennis R. Johnson         Director                            June 14, 1996
- ----------------------------
Dennis R. Johnson


                               Director                            June __, 1996
- ----------------------------
Jean R. Stiegemeier


 /s/ Ronald W. McClurg         Vice President Finance              June 14, 1996
Ronald W. McClurg              (Principal Accounting Officer)